As Filed with the Securities and Exchange Commission on October 3, 2000

                                                      Registration No. 333-36258
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                     THE JONES FINANCIAL COMPANIES, L.L.L.P.
             (Exact name of registrant as specified in its charter)


                                    MISSOURI
                         (State or other jurisdiction of
                         incorporation or organization)

                                   43-1450818
                                (I.R.S. Employer
                               Identification No.)


                              12555 Manchester Road
                         St. Louis, Missouri 63131-3729
                                 (314) 515-2000
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

           2000 Employee Limited Partnership Interest Purchase Plan of
                     The Jones Financial Companies, L.L.L.P.
                            (Full title of the Plan)

                             Lawrence R. Sobol, Esq.
                     The Jones Financial Companies, L.L.L.P.
                              12555 Manchester Road
                         St. Louis, Missouri 63131-3729
                                 (314) 515-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all correspondence to:

                           Jennifer Auer O'Keefe, Esq.
                                 Bryan Cave LLP
                             One Metropolitan Square
                         211 North Broadway, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000

--------------------------------------------------------------------------------

                              De-registering Shares

--------------------------------------------------------------------------------


================================================================================

                              PURPOSE OF AMENDMENT

         The registrant previously registered an offering of $105,000,000 of units of limited partnership interests (the "Interests") which had been approved for issuance pursuant to the 2000 Employee Limited Partnership Interest Purchase Plan of The Jones Financial Companies, L.L.L.P. The Interests were offered to employees of the registrant and employees of the registrant's subsidiaries. The offering has been terminated, and consequently, this Post-Effective Amendment No. 1 is being filed to de-register an aggregate of $9,428,000 of Interests which remain unsold.

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 29th day of September, 2000.

                                         THE JONES FINANCIAL COMPANIES, L.L.L.P.


                                         By:  /S/ JOHN W. BACHMANN
                                             -----------------------------------
                                             John W. Bachmann
                                             Managing Partner

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on the 29th day of September, 2000.


                                          /S/ JOHN W. BACHMANN
                                         ---------------------------------------
                                         John W. Bachmann
                                         Managing Partner
                                         (Principal Executive Officer)


                                          /S/ STEVEN NOVIK
                                         ---------------------------------------
                                         Steven Novik
                                         (Chief Financial Officer)